Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Bob Nelson	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
408-826-6339	408-826-6000
Bob.Nelson@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS First QUARTER 2020 RESULTS

•	Gross Margin Expands to 59.1% / 59.8% for Q1 2020 on a GAAP / Non-GAAP Basis, from 58.8% / 58.6%, respectively, for Q1 2019
•	Operating Margin at 10.0% / 22.7% of revenue for Q1 2020 on a GAAP / Non-GAAP Basis, from 12.7% / 19.9%, respectively, for Q1 2019
•	Net Income Improves to $0.06 / $0.15 Per Diluted Share for Q1 2020 on a GAAP / Non-GAAP Basis, from $0.05 / $0.11, respectively, for Q1 2019

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

HILLSBORO, OR - April 28, 2020 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal first quarter ended March 28, 2020.

Jim Anderson, President and Chief Executive Officer, said, "I am pleased with the results we delivered in the first quarter of 2020 given the dynamic environment around COVID-19.  We achieved a 120 basis point expansion in gross margin on a non-GAAP basis in the first quarter 2020 on a year over year basis, with a 39% increase in non-GAAP net income on a year over year basis, as we benefited from our actions to expand gross margin and profitability. With regard to COVID-19, we took action quickly to ensure employee health and safety, while making sure our operations ran as close to normal as possible.  I want to thank our employees and partners for strong execution in the current environment. We are focused on continuing to build the momentum of the products we launched last year, including our NEXUS™ next generation platform, our CrossLink-NX™ FPGA, and our MachXO3D™ platform security product."

Sherri Luther, Chief Financial Officer, said, "For the first quarter 2020, diluted EPS was up 20% on a GAAP basis and up 36% on a non-GAAP basis compared to Q1 2019.  We generated healthy cash flow from operations of $21 million, as we continue our focus on cash generation.  Given the current environment, we took the opportunity to preemptively draw down $50 million on our credit revolver to further solidify our cash position.  As a result, we ended the quarter with $177 million in cash on hand providing very strong liquidity for the Company. We remain focused on making progress toward our financial goals and target model."

Selected First Quarter 2020 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Quarterly Financial Results (unaudited)
	Q1 2020	Q4 2019	Q1 2019	Q/Q	Y/Y
Revenue	$97,316	$100,237	$98,091	(2.9)%	(0.8)%
Gross Margin %	59.1%	59.2%	58.8%	(10) bps	30 bps
R&D Expense %	22.3%	19.5%	20.0%	280 bps	230 bps
SG&A Expense %	23.2%	20.9%	21.2%	230 bps	200 bps
Operating Expense	$47,824	$43,802	$45,176	9.2%	5.9%
Operating Income	$9,738	$15,491	$12,476	(37.1)%	(21.9)%
Net Income	$8,167	$13,987	$7,408	(41.6)%	10.2%
Net Income per Share - Basic	$0.06	$0.10	$0.06	$(0.04)	—
Net Income per Share - Diluted	$0.06	$0.10	$0.05	$(0.04)	$ 0.01

	Non-GAAP* Quarterly Financial Results (unaudited)
	Q1 2020	Q4 2019	Q1 2019	Q/Q	Y/Y
Revenue	$97,316	$100,237	$98,091	(2.9)%	(0.8)%
Gross Margin %	59.8%	59.6%	58.6%	20 bps	120 bps
R&D Expense %	19.6%	17.9%	18.9%	170 bps	70 bps
SG&A Expense %	17.5%	17.4%	18.8%	10 bps	(130) bps
Operating Expense	$36,107	$35,343	$37,985	2.2%	(4.9)%
Operating Income	$22,046	$24,390	$19,531	(9.6)%	12.9%
Net Income	$20,195	$22,897	$14,561	(11.8)%	38.7%
Net Income per Share - Basic	$0.15	$0.17	$0.11	$ (0.02)	$ 0.04
Net Income per Share - Diluted	$0.15	$0.17	$0.11	$ (0.02)	$ 0.04

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

First Quarter 2020 Highlights

•

Improved Financial Performance and Increased Profitability: Net income per diluted share was up 20% on a GAAP basis and up 36% on a non-GAAP basis in Q1 2020 compared to Q1 2019, with a 30 basis point improvement in gross margin on a GAAP basis and a 120 basis improvement on a non-GAAP basis.

•

mVision™ Solutions Stack Launched: Lattice's new mVision solutions stack for low power embedded vision design brings ease-of-use benefits, with performance, reliability and power savings made possible by the company's Nexus FPGA platform.  The complete solutions stack provides the hardware and software needed to accelerate and simplify the implementation of embedded vision for the industrial, automotive, compute and consumer markets.

•

Embedded World 'Best in Show': Lattice's mVision solutions stack received the prestigious 'Best in Show' award at the 2020 Embedded World Exhibition and Conference.  The company's newest complete solutions stack expands its portfolio together with its award winning sensAI stack.

•	Key Industrial Certifications: Lattice’s Diamond® software tool for low power FPGA design was certified as compliant with the IEC 61508 and ISO 26262 functional safety standards. These standards are widely used in mission-critical systems within industrial equipment and vehicles to deliver highly reliable performance with minimal system failures.

Business Outlook - Second Quarter of 2020:

•	Revenue for the second quarter of 2020 is expected to be between $95 million and $105 million.
•	Gross margin percentage for the second quarter of 2020 is expected to be 60% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the second quarter of 2020 are expected to be between $36 million and $37 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the first quarter of 2020, certain items that affect GAAP measurement of financial measures are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal first quarter 2020, and business outlook on Tuesday, April 28 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 8369259. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: our belief that we will continue to build the momentum of the products we launched last year, including our NEXUS™ next generation platform, our CrossLink-NX™ FPGA, and our MachXO3D™ platform security product; our belief that we will achieve our financial goals and target model; and the statements under the heading “Business Outlook - Second Quarter of 2020.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing pressures, competitive actions, and international trade disputes and sanctions. In addition, the COVID-19 pandemic has negatively impacted the overall economy and, as a result of the foregoing, may negatively impact our operating results for future periods. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 28, 2019, and Lattice’s quarterly reports filed on Form 10-Q. COVID-19 may increase or change the severity of our other risks reported in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring plans and related charges, amortization of acquired intangible assets, inventory adjustments related to restructured operations, and the estimated tax effect of these items. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.

These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support lets our customers quickly and easily unleash their innovation to create a smart, secure and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 28,	December 28,	March 30,
	2020	2019	2019
Revenue	$97,316	$100,237	$98,091
Cost of sales	39,754	40,944	40,439
Gross margin	57,562	59,293	57,652
Operating expenses:
Research and development	21,693	19,543	19,665
Selling, general, and administrative	22,551	20,924	20,781
Amortization of acquired intangible assets	2,640	3,390	3,389
Restructuring	940	(55)	1,341
Total operating expenses	47,824	43,802	45,176
Income from operations	9,738	15,491	12,476
Interest expense	(1,077)	(1,184)	(4,987)
Other (expense) income, net	(50)	(228)	153
Income before income taxes	8,611	14,079	7,642
Income tax expense	444	92	234
Net income	$8,167	$13,987	$7,408

Net income per share:
Basic	$0.06	$0.10	$0.06
Diluted	$0.06	$0.10	$0.05

Shares used in per share calculations:
Basic	134,253	133,691	130,992
Diluted	138,044	138,196	134,810

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 28,	December 28,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$176,572	$118,081
Accounts receivable, net	68,643	64,917
Inventories	48,932	54,980
Other current assets	24,531	24,452
Total current assets	318,678	262,430

Property and equipment, net	39,933	39,230
Operating lease right-of-use assets	22,212	23,591
Intangible assets, net	4,323	6,977
Goodwill	267,514	267,514
Deferred income taxes	476	478
Other long-term assets	11,069	11,796
	$664,205	$612,016

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$67,679	$73,650
Current portion of long-term debt	21,484	21,474
Current portion of operating lease liabilities	4,564	4,686
Total current liabilities	93,727	99,810

Long-term debt, net of current portion	170,791	125,072
Long-term operating lease liabilities, net of current portion	20,172	21,438
Other long-term liabilities	36,556	38,028
Total liabilities	321,246	284,348

Stockholders' equity	342,959	327,668
	$664,205	$612,016

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 28,	March 30,
	2020	2019
Cash flows from operating activities:
Net income	$8,167	$7,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,793	8,403
Stock-based compensation expense	8,728	3,686
Other non-cash adjustments	1,509	2,801
Net changes in assets and liabilities	(5,094)	(540)
Net cash provided by operating activities	21,103	21,758
Cash flows from investing activities:
Capital expenditures	(3,867)	(3,074)
Other investing activities	(2,775)	7,916
Net cash (used in) provided by investing activities	(6,642)	4,842
Cash flows from financing activities:
Proceeds from issuance of long-term debt	50,000	—
Repayment of long-term debt	(4,375)	(26,875)
Net cash flows related to stock compensation exercises	(1,484)	11,568
Net cash provided by (used in) financing activities	44,141	(15,307)
Effect of exchange rate change on cash	(111)	47
Net increase in cash and cash equivalents	58,491	11,340
Beginning cash and cash equivalents	118,081	119,051
Ending cash and cash equivalents	$176,572	$130,391

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$1,113	$4,383
Income taxes paid, net of refunds	$852	$280

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended
	March 28,	December 28,	March 30,
	2020	2019	2019
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	64	59	52
Inventory Days (DIO)	112	123	151

Revenue% (by Geography)
Asia	71%	73%	71%
Europe (incl. Africa)	12%	11%	12%
Americas	17%	16%	17%

Revenue% (by End Market)
Communications and Computing	39%	38%	36%
Industrial and Automotive	43%	39%	37%
Consumer	14%	18%	20%
Licensing and Services	4%	5%	7%

Revenue% (by Channel)
Distribution	78%	84%	79%
Direct	22%	16%	21%

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 28,	December 28,	March 30,
	2020	2019	2019

Gross Margin Reconciliation
GAAP Gross margin	$57,562	$59,293	$57,652
Stock-based compensation - gross margin	591	440	202
Inventory adjustment related to restructured operations	—	—	(338)
Non-GAAP Gross margin	$58,153	$59,733	$57,516

Gross Margin % Reconciliation
GAAP Gross margin %	59.1%	59.2%	58.8%
Cumulative effect of non-GAAP Gross Margin adjustments	0.7%	0.4%	(0.2)%
Non-GAAP Gross margin %	59.8%	59.6%	58.6%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	22.3%	19.5%	20.0%
Stock-based compensation - R&D	(2.7)%	(1.6)%	(1.1)%
Non-GAAP R&D Expense %	19.6%	17.9%	18.9%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	23.2%	20.9%	21.2%
Stock-based compensation - SG&A	(5.7)%	(3.5)%	(2.4)%
Non-GAAP SG&A Expense %	17.5%	17.4%	18.8%

Operating Expenses Reconciliation
GAAP Operating expenses	$47,824	$43,802	$45,176
Stock-based compensation - operations	(8,137)	(5,124)	(3,484)
Amortization of acquired intangible assets	(2,640)	(3,390)	(3,389)
Restructuring charges	(940)	55	(1,341)
Impairment of acquired intangible assets	—	—	1,023
Non-GAAP Operating expenses	$36,107	$35,343	$37,985

Income from Operations Reconciliation
GAAP Income from operations	$9,738	$15,491	$12,476
Stock-based compensation - gross margin	591	440	202
Inventory adjustment related to restructured operations	—	—	(338)
Stock-based compensation - operations	8,137	5,124	3,484
Amortization of acquired intangible assets	2,640	3,390	3,389
Restructuring charges	940	(55)	1,341
Impairment of acquired intangible assets	—	—	(1,023)
Non-GAAP Income from operations	$22,046	$24,390	$19,531

Income from Operations % Reconciliation
GAAP Income from operations %	10.0%	15.5%	12.7%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	12.7%	8.8%	7.2%
Non-GAAP Income from operations %	22.7%	24.3%	19.9%

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

Income Tax Expense Reconciliation
GAAP Income tax expense	$444	$92	$234
Estimated tax effect of non-GAAP adjustments (1)	280	(11)	(98)
Non-GAAP Income tax expense	$724	$81	$136

Net Income Reconciliation
GAAP Net income	$8,167	$13,987	$7,408
Stock-based compensation - gross margin	591	440	202
Inventory adjustment related to restructured operations	—	—	(338)
Stock-based compensation - operations	8,137	5,124	3,484
Amortization of acquired intangible assets	2,640	3,390	3,389
Restructuring charges	940	(55)	1,341
Impairment of acquired intangible assets	—	—	(1,023)
Estimated tax effect of non-GAAP adjustments (1)	(280)	11	98
Non-GAAP Net income	$20,195	$22,897	$14,561

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.06	$0.10	$0.06
Cumulative effect of Non-GAAP adjustments	0.09	0.07	0.05
Non-GAAP Net income per share - basic	$0.15	$0.17	$0.11

GAAP Net income per share - diluted	$0.06	$0.10	$0.05
Cumulative effect of Non-GAAP adjustments	0.09	0.07	0.06
Non-GAAP Net income per share - diluted	$0.15	$0.17	$0.11

Shares used in per share calculations:
Basic	134,253	133,691	130,992
Diluted - GAAP (2)	138,044	138,196	134,810
Diluted - Non-GAAP (2)	138,044	138,196	134,810

(1)	We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(2)	Diluted Shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.